UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 7.01. Regulation FD.

On July 27, 2022, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release providing an update on its Phase 3 RECOVER trial and the development of its Phase 2a trial protocols for studies of brilaroxazine in attention deficit hyperactivity disorder (ADHD) and pulmonary arterial hypertension (PAH). A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On July 27, 2022, the Company issued a press release providing an update on its Phase 3 RECOVER trial and the development of its Phase 2a trial protocols for studies of brilaroxazine in ADHD and PAH. The Company reported that its Phase 3 study and long-term safety trial to assess the Company’s new chemical entity brilaroxazine for the treatment of subjects with an acute exacerbation of schizophrenia is actively enrolling patients across all sites in the US and remains on schedule to begin enrollment at trial sites in Europe and India during the third quarter of 2022. The global Phase 3 trial, known as RECOVER, is a randomized, double-blind, placebo-controlled, multicenter study designed to assess the safety and efficacy of brilaroxazine over 4 weeks in approximately 400 patients with acute schizophrenia compared to placebo and a 52-week open-label study will further evaluate the long-term safety and tolerability of brilaroxazine in patients with stable schizophrenia. Brilaroxazine will be administered at fixed doses of 15 mg or 50 mg once daily for 4 weeks in the double-blind part of the study and 15 mg to 50 mg flexible dose once daily for 52 weeks in the open-label part of the study. Since the Company initiated its first clinical site in Bentonville, Arkansas, led by principal investigator Dr. Fayz A. Hudefi, M.D., at the end of January, the team has initiated 15 geographically diverse sites across the US.

The Company also reported that it is currently developing Phase 2a trial protocols for studies of brilaroxazine in ADHD and PAH and anticipates initiating the Phase 2a studies in Q4 2022. The addressable market for ADHD is expected to reach $29.3 billion globally by 2028, and the addressable market for PAH is expected to reach $11 billion globally by 2030. The Company has been granted Orphan Drug Designation for brilaroxazine for the treatment of PAH.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Reviva Pharmaceuticals Holdings, Inc., dated July 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: July 27, 2022	By:	/s/ Narayan Prabhu
	Name:	Narayan Prabhu
	Title:	Chief Financial Officer